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                                                                   Exhibit 10.52

                               HEADS OF AGREEMENT:
                  IMMUNOGEN /GENENTECH COLLABORATIVE AGREEMENT

A. EFFECTIVE DATE: The effective date of this Heads of Agreement ("HEADS OF AGREEMENT") shall be as of May 2, 2000 (the "EFFECTIVE DATE").

B. PARTIES: The parties to this Heads of Agreement are Genentech, Inc., a Delaware corporation with offices located at 1 DNA Way, South San Francisco, CA 94080 ("GENENTECH") and ImmunoGen, Inc., a Massachusetts corporation with offices located at 333 Providence Highway, Norwood, MA 02062 ("IMMUNOGEN"). Genentech and ImmunoGen are each also referred to herein singly as a "PARTY" and collectively as the "PARTIES".

C.   PREAMBLE:

     1. ImmunoGen owns or controls certain proprietary technology (including patent rights and know-how) relating to the conjugation of maytansine derivatives such as DM1 to binding proteins;

     2. Genentech owns or controls certain proprietary technology (including patent rights and know-how) relating to antibodies and other binding proteins;

     3. As of the Effective Date, the Parties have entered into an exclusive license agreement pertaining to the use of ImmunoGen's proprietary toxin conjugation technology with a particular antibody and related binding proteins (the "GENENTECH LICENSE");

     4. Concurrently with such Genentech License, the Parties have also agreed upon the terms and conditions for a broader arrangement relating to the conjugation of a larger array of antibodies and binding proteins to maytansine derivatives such as DM1; and

     5. The Parties desire to enter into this Heads of Agreement to evidence their agreement to the terms and conditions, set forth hereinbelow, relating to such broader arrangement.

D. AGREEMENT: The Parties intend shortly to enter into a detailed agreement (the "AGREEMENT") relating to the above-referenced broader arrangement, under which Genentech may select and test a number of antibodies and other binding proteins together with ImmunoGen's conjugation technology, and may acquire exclusive option rights and/or exclusive license rights from ImmunoGen. The terms and conditions of the Agreement shall be consistent with the terms and conditions of this Heads of Agreement, and the Parties agree to enter into the Agreement as soon as practicable, with its final terms to be subject to the approval of each Party's senior management. Pursuant to this Heads of Agreement, Genentech shall be entitled to exercise its non-exclusive research license rights and its rights to take Exclusive Target Options and/or Exclusive Licenses, Genentech shall pay ImmunoGen the signing fee noted below, and Genentech and ImmunoGen shall



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     establish and commence the functioning of the Joint Process Development
     Committee, all as provided hereinbelow.


E. BINDING TERMS AND CONDITIONS: In consideration of the mutual covenants contained herein, the Parties hereby agree to the following terms and conditions, which shall be binding upon the Parties with respect to this Heads of Agreement and the Agreement to be entered into:

AB-MAY LICENSED

PRODUCT Any and all antibodies and other binding proteins owned, controlled or made available to Genentech by any third party "(THIRD PARTY") under a material transfer agreement (including any fragments, derivatives, or single-chain versions of any of the foregoing), are referred to herein collectively as "ABS". Any maytansine or maytansine derivative owned or controlled by ImmunoGen, including P-3 and DM1 (and any fragments or derivatives of any of the foregoing), are referred to herein collectively as "MAY". The term "AB-MAY LICENSED PRODUCT" means, collectively, any Abs conjugated with any MAY, provided that each individual Ab-MAY Licensed Product is distinguished by the Target (as defined in the next paragraph) bound by the particular Ab incorporated into such Ab-MAY Licensed Product. ImmunoGen shall grant Genentech the option and license rights set forth herein with respect to the development, manufacture, use and sale of Licensed Products in the Field in the Territory.

TARGET The term "TARGET" means any particular antigen (whether a protein, carbohydrate, etc.) that is bound by a particular Ab used to create an Ab-MAY Licensed Product, and a Target encompasses all epitopes of a particular antigen, so that a license (or option) to Genentech to make Ab-MAY Licensed Product to a given Target is a license to make any Ab-MAY conjugates that are directed against any and all epitopes of that Target.

FIELD "FIELD" means the use of Ab-MAY Licensed Product for any human indication.

TERRITORY           The scope of Genentech's option and license rights is every country and territory in the world (the "TERRITORY").

GNE NON-EXCLUSIVE
RESEARCH LICENSE    ImmunoGen hereby grants Genentech a non-exclusive
                    research license, under the patent rights and know-how owned or controlled by ImmunoGen, for Genentech (with or without Third Parties) to conduct safety, toxicity and other pre-clinical studies in vitro and in



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                    vivo in any non-human species with any Ab-MAY Licensed
                    Product to any Target that is not already covered by an Exclusive Target Option (as defined below), an Exclusive License (as defined below) to Genentech, or an exclusive license from ImmunoGen to any Third Party for an antibody-MAY conjugate to that such Target. [*] Genentech (with or without Third Parties) will have full responsibility, at its sole cost and discretion, to conduct any and all pre-clinical work on any Ab-MAY Licensed Products under the research license set forth herein, under any Exclusive Target Option, and/or under any Exclusive License. The non-exclusive research license hereunder, and Genentech's Exclusive Target Options and Exclusive Licenses, shall permit Genentech (with or without Third Parties) to conjugate any antibodies for use as experimental controls in connection with the research, development and commercialization of Ab-MAY Licensed Products.

GNE EXCLUSIVE
TARGET OPTIONS      [*] grant to Genentech of an exclusive [*] option to
                    take an exclusive license to all patent rights and knowhow owned or controlled by ImmunoGen and necessary or useful for
                    (i) the manufacture of any Ab-MAY Licensed Product in which the Ab binds to the Target [*] or (ii) the conduct by Genentech (with or without Third Parties) of any pre-clinical research using any Ab-MAY Licensed Product in which the Ab binds such Target (the "EXCLUSIVE TARGET
                    OPTION"). [*].

                    EXCLUSIVITY OF EXCLUSIVE TARGET OPTIONS: [*] for so long as such Exclusive Target Option is in effect, ImmunoGen may not undertake (with or without Third Parties) any development, manufacture or commercialization of, or pursue discussions with a Third Party regarding, or grant any Third Party any license or other rights with respect to, any antibody-MAY conjugates in which the antibody or binding protein (including any fragments, derivatives, or single-chain versions of any of the foregoing) binds to the Target covered by Genentech's Exclusive Target Option.

AVAILABILITY OF     LIMIT ON NUMBER OF EXCLUSIVE TARGET OPTIONS: For so long as
EXCLUSIVE TARGET    Genentech has in effect [*] Exclusive Target Options (for
OPTIONS             Ab-MAY Licensed Products to [*] separate Targets), or when a given Exclusive Target Option expires unexercised, or is exercised for an Exclusive License, or is terminated early by Genentech (all as provided below), at any such time
                    Genentech may request from ImmunoGen additional options up to the limit of [*] such Exclusive Target Options in effect at any one time, under the



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                    procedures set forth above for selecting, confirming
                    availability of and automatically granting such Exclusive Target Options.

                    EXERCISE OF EXCLUSIVE TARGET OPTIONS: Genentech in its sole discretion may exercise any Exclusive Target Option to take an Exclusive License to the Target covered by such Exclusive Target Option, at any time prior to the expiration of such Exclusive Target Option, as provided in the next paragraph. Any exercise of an Exclusive Target Option by Genentech must be evidenced by timely written notice of exercise to ImmunoGen and timely payment of the Exclusive License Opt-in Fee (as provided below). If Genentech exercises its Exclusive Target Option prior to expiration, at such time or thereafter, subject to the limit of [*] such Exclusive Target Options in effect at any one time, Genentech may select and be granted another Exclusive Target Option to replace the one exercised.

                    EXPIRATION OF EXCLUSIVE TARGET OPTIONS: If an Exclusive Target Option is not exercised or renewed (as provided in the next paragraph), such Exclusive Target Option shall expire on the date that is [*] after the date of automatic grant of such Exclusive Target Option as part of ImmunoGen's confirmation in writing to Genentech of the availability of the requested Target, as provided in "SELECTION AND CONFIRMATION OF EXCLUSIVE TARGET OPTIONS", above. [*] In connection with any expiration of an Exclusive Target Option, with respect to such expired Target Genentech automatically shall lose the exclusivity set forth above in "EXCLUSIVITY OF EXCLUSIVE TARGET Options" but shall retain the following non-exclusive rights. In the event of such expiration (or early termination, as provided below) Genentech automatically shall be granted a fully paid up non-exclusive license under the patent rights and knowhow owned or controlled by ImmunoGen as necessary or desirable for (i) the manufacture (with or without Third Parties) of any Ab-MAY Licensed Product in which the Ab binds the expired Target, and (ii) the conduct by Genentech (with or without Third Parties) of pre-clinical research using any such Ab-MAY Licensed Product, in each case until such time as ImmunoGen notifies Genentech in writing that ImmunoGen has (if at all) granted an exclusive Third Party License that prohibits any further non-exclusive license to Genentech hereunder.

                    EARLY TERMINATION OR RENEWAL OF EXCLUSIVE TARGET OPTIONS: As to a given Exclusive Target Option, at any time after [*] from the date of automatic grant of any Exclusive Target Option as provided above, but prior to the date of expiration of such Exclusive Target



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                    Option as provided above, Genentech may notify ImmunoGen
                    that Genentech is terminating such Exclusive Target Option prior to its expiration, in which event at such time Genentech automatically shall have the non-exclusive license rights set forth in the preceding paragraph (subject to continued availability as provided above), and at such time or thereafter Genentech may select and be granted another Exclusive Target Option to replace the one terminated, subject to the limit of [*] Exclusive Target Options in effect at any one time. In addition, prior to expiration of any Exclusive Target Option, Genentech may elect to renew such Exclusive Target Option for an additional [*] period from the date of such renewal; PROVIDED, HOWEVER, that such renewal may be accomplished only if prior to the expiration of such Exclusive Target Option, Genentech provides written notice to ImmunoGen of Genentech's election to take a second, consecutive Exclusive Target Option for such Target, which shall continue on and after the date of expiration of the first Exclusive Target Option for such Target.

SIGNING OF          SIGNING FEE: In consideration for the rights granted to
AGREEMENT           Genentech under this Heads of Agreement and under the
                    Agreement (including rights to utilize any technology arising from prior work of ImmunoGen), Genentech will pay
                    ImmunoGen a non- refundable $3 million signing fee on execution and delivery of the Heads of Agreement by both
                    Parties.

EXCLUSIVE TARGET    OPTION ELECTION TERM: Genentech may elect to take
OPTION TERM         Exclusive Target Options as provided herein until the
                    [*] anniversary of the effective date of the Agreement (the
                    "OPTION ELECTION TERM"), subject to extension as provided in the next paragraph. In any event (including any extension of the Option Election Term) Genentech shall be entitled to elect to take Exclusive License(s) until the expiration of the last-to-expire Exclusive Target Option.

EXCLUSIVE TARGET
OPTION TERM         EXTENSION OF OPTION ELECTION TERM: Upon payment of a
EXTENSION           non- refundable extension fee of [*] to ImmunoGen prior to the expiration of the Option Election Term, Genentech in its discretion may extend the Option Election Term for an additional [*] years.

EXCLUSIVE LICENSES  EXCLUSIVE LICENSES: For (a) any Target that is covered by an unexpired and unexercised Exclusive Target Option, at any time prior to the expiration of the [*] option period (as may be renewed as provided above), and (b) any other Target not then covered by an Exclusive Target Option, provided that such uncovered Target



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                    is selected by Genentech by written notice to ImmunoGen and confirmed by ImmunoGen to be available as provided in the next paragraph, Genentech in its discretion may elect, on a Target-by-Target basis, to take an exclusive license (with rights to sublicense) in the Territory under all patent rights and know-how owned or controlled by ImmunoGen which are necessary or useful for the development, manufacture, use or sale of any Ab-MAY Licensed Products in the Field in the Territory (an "EXCLUSIVE LICENSE"). The Agreement shall contain a form of Exclusive License agreement with provisions substantially identical to the Genentech License.

                    GRANTING AND AVAILABILITY OF EXCLUSIVE LICENSES: With respect to any Target covered by an unexpired and unexercised Exclusive Target Option, the grant of such Exclusive License shall be deemed to occur automatically on Genentech's exercise of its Exclusive Target Option as provided above in "EXERCISE OF EXCLUSIVE TARGET OPTIONS", and the Parties shall enter into an Exclusive License agreement as provided above. Genentech may also notify ImmunoGen in writing of Genentech's selection of a Target not then covered by an Exclusive Target Option, in which event ImmunoGen may only deny a request by GNE to take an Exclusive License to such Target if the circumstances set forth above in "NON-AVAILABILITY OF EXCLUSIVE TARGET OPTIONS" apply with respect to such Target. In such event ImmunoGen shall notify Genentech promptly in writing (and in any event within [*] business days after Genentech's notice to ImmunoGen hereunder) of the non-availability of the Exclusive License to such Target and the reason(s) therefor. Otherwise the grant of the Exclusive License to the uncovered Target shall be deemed to occur automatically on ImmunoGen's written confirmation of its availability, and the Parties shall enter into an Exclusive License agreement as provided above. In connection with any Genentech exercise of an unexpired and unexercised Exclusive Target Option, or promptly after the written confirmation by ImmunoGen of the availability of an uncovered Target selected by Genentech as provided herein, Genentech shall pay ImmunoGen the Exclusive License Opt-in Fee (as provided below), as well as the future milestone payments and royalties as outlined below, if achieved and owed in accordance with the terms of such Exclusive License.

                    GENENTECH PROPERTY AND JOINTLY OWNED PROPERTY: Under no circumstances (including a decision by Genentech not to take an Exclusive License) shall anything set forth herein or in the Agreement grant ImmunoGen any rights with respect to any



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                    technology, data, intellectual property, or know-how of
                    Genentech (including any technology, data, intellectual property or know-how developed solely by Genentech). As to any inventions, know-how or other proprietary information jointly developed by the Parties (under the JPDC or otherwise) and jointly owned by the Parties, Genentech and ImmunoGen shall have the same rights with respect thereto as set forth in the Genentech License as to any such jointly owned technology thereunder.

DEVELOPMENT AND     For any and all Ab-MAY Licensed Products covered by an
COMMERCIALIZATION   Exclusive License to Genentech, Genentech (with or without
                    Third Parties) will have sole responsibility, at its sole cost and discretion, for all research and development of Ab-MAY Licensed Products, including any pre-clinical work, any IND-enabling work, selection of any drug candidate(s), any clinical trials (including Phase I, II, III and IV clinical trials), and any other development of such Ab-MAY
                    Licensed Products. GNE shall also have sole responsibility, at its sole cost and discretion, for all regulatory filings relating to any development, manufacture or commercialization (including sale) of such Ab-MAY Licensed
                    Products. Except as otherwise provided herein with respect to jointly owned inventions, know-how or other proprietary information of the Parties, all data, results, know-how, inventions, regulatory filings and information relating to the research, development, manufacture, use, sale or commercialization of any Ab-MAY Licensed Product shall be held and owned solely and exclusively by Genentech.
                    ImmunoGen will transfer to Genentech all licensed technology necessary or useful for such purposes.

MANUFACTURING       For any and all Ab-MAY Licensed Products covered by an
                    Exclusive License to Genentech, Genentech (with or without
                    Third Parties) will have sole responsibility, at its sole cost and discretion, for the manufacture of any and all Abs, MAY compound(s), and any Ab-MAY Licensed Products for all pre-clinical, clinical, and commercial use of such materials, including all process development and scale-up work. ImmunoGen will transfer to Genentech all licensed technology necessary or useful for such purposes. For purposes of Genentech's non-exclusive research license, any Exclusive Target Option and any Exclusive License, ImmunoGen agrees to supply Genentech (in accordance with an ordering process to be agreed upon) with P3, DM1, other MAY compounds, and conjugated Ab-MAY Licensed Products (and/or conjugated control antibodies) as requested for pre-clinical testing, with Genentech to reimburse ImmunoGen's fully burdened manufacturing costs for any such pre-clinical materials.


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JOINT PROCESS DEVELOPMENT
COMMITTEE           JPDC: Upon execution of the Genentech License, the Parties have formed a "Joint Process Development Committee"
                    ("JPDC"). The same JPDC shall be responsible for coordinating and monitoring of process development efforts relating to MAY production and/or Ab-MAY conjugation in connection with the development, manufacture and commercialization of any Ab-Licensed Products hereunder. The meetings and functioning of the JPDC shall be as provided in the Genentech License.

                    JOINTLY OWNED CONFIDENTIAL INFORMATION: All data, know-how and other proprietary information developed jointly by the Parties through the JPDC will be considered joint confidential information of Genentech and ImmunoGen and will not be disclosed to any Third Party without prior written consent of both Parties. All such jointly owned confidential information shall be included within the scope of any Exclusive License to Genentech hereunder, and Genentech and ImmunoGen shall have the same rights with respect thereto as set forth in the Genentech License as to any such jointly owned confidential information thereunder.

SALES / MARKETING   For any and all Ab-MAY Licensed Products covered by an
                    Exclusive License to Genentech, Genentech (with or without
                    Third Parties) will have sole responsibility, at its sole cost and discretion, for all promotion, sales, marketing, export, import and distribution of any and all Ab-MAY
                    Licensed Products covered by an Exclusive License.

MILESTONES          Under any Exclusive License, Genentech will pay the
                    following milestones to ImmunoGen upon successful completion of the following goals achieved by any Ab-MAY Licensed
                    Products covered by such Exclusive License to Genentech
                    (provided that under each such Exclusive License taken, each milestone shall be paid only once, for the first Ab-MAY
                    Licensed Product thereunder to achieve such milestone):



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                    Milestone reached    Cash
                    -----------------    ----

                    [*].

[*]

PAYMENTS            [*]

                    [*]

                    [*]




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ROYALTIES           ROYALTIES: Under any Exclusive License, except if the [*]
                    set forth below apply, Genentech will pay to ImmunoGen a royalty on worldwide net sales of each Ab-MAY Licensed Product covered by such Exclusive License equal to the following [*] figures for such Product in [*]:

                    [*]

                    [*]

F. MISCELLANEOUS: This Heads of Agreement shall be deemed to incorporate by reference the following provisions of the Genentech License as if set out in full herein, such that such provisions shall also apply with respect to this Heads of Agreement: Section 5 (confidential information), Section 6 (patent rights), Section 8 (representations and warranties), Section 9 (indemnification and liability) and Section 10 (miscellaneous). The Agreement (including the form of Exclusive License agreement attached thereto) shall contain provisions substantially identical to the foregoing provisions of the Genentech License. This Heads of Agreement shall terminate automatically upon the execution and delivery of the Agreement by the Parties.

     IN WITNESS WHEREOF, the Parties have caused this Heads of Agreement to be executed as of the Effective Date by their duly authorized representatives in two (2) originals.

GENENTECH, INC.                             IMMUNOGEN, INC.


By: _________________                       By: _________________
Its: ________________                       Its: ________________





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